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    EXHIBIT 11


                                                        INTERCO INCORPORATED

                                      STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
                                      _________________________________________________________



                                                                                               Three Months     Three Months
                                                                                                      Ended            Ended
                                                                                                   March 31,        March 31,
                                                                                                       1994             1993
                                                                                               ____________     ____________
     Primary:

         Weighted average common shares outstanding during the  period...............            50,016,038       50,000,000

         Common shares issuable on exercise of stock options (1)....................                912,079          573,273

         Common shares issuable on exercise of warrants (2).........................                860,766           26,650
                                                                                               ____________     ____________

         Weighted average common and common equivalent shares outstanding for
           primary calculation......................................................             51,788,883       50,599,923
                                                                                               ============     ============

     Fully diluted:

         Weighted average common and common equivalent shares outstanding for
           primary calculation......................................................             51,788,883       50,599,923

         Common shares issuable on exercise of stock options (3)....................                 25,372          204,568

         Common shares issuable on exercise of warrants (4).........................                    -            352,292
                                                                                               ____________     ____________
         Weighted average common and common equivalent shares outstanding for
           fully diluted calculation................................................             51,814,255       51,156,783
                                                                                               ============     ============

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          EXHIBIT 11 (CONTINUED)


                                   INTERCO INCORPORATED

            NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE



          (1) Includes common stock options, the exercise of which would result in dilution of net earnings per common share. Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

          (2) Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share. Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

          (3) Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

          (4) Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.